Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Atlas Financial Holdings, Inc. (File No. 333-192579) of our reports dated March 13, 2017 relating to the consolidated financial statements and financial statement schedules and the effectiveness of Atlas Financial Holdings, Inc.'s internal controls over financial reporting which appear in this Form 10-K.

/s/ BDO USA, LLP

Grand Rapids, Michigan
March 13, 2017